 EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

            Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in her capacity as Principal Accounting Officer of Ministry Partners Investment Company, LLC, (the "Company") that, to her knowledge, this Quarterly Report on Form 10-Q for the period ended March 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: September 15, 2011	By: /s/ Susan B. Reilly
Susan B. Reilly
Sr. Vice President, Chief Financial Officer